UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MOSAIC IMMUNOENGINEERING INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-22182	84-1070278
(Commission File Number)	(IRS Employer Identification No.)

1537 South Novato Blvd, #5, Novato, California, 94947

(Address of principal executive offices and zip code)

          (657) 208-0890

(Registrant’s telephone number including area code)

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Mosaic ImmunoEngineering Inc.

1537 South Novato Blvd. #5, Novato, California 94947

(657) 208-0890

June 25, 2021

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our Stockholders:

This Notice and Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14c of the Securities Exchange Act of 1934, as amended, to the holders of record (the “Stockholders”) at the close of business on June 18, 2021 (the “Record Date”) of (i) shares of common stock, $0.00001 par value per share (the “Common Stock”) and (ii) shares of Series B Convertible Voting Preferred Stock, $0.00001 par value per share (the “Series B Preferred”), of Mosaic ImmunoEngineering Inc., a Delaware corporation (the “Company,” “we,” “us”, “our” or “Mosaic”), in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) on June 10, 2021 and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company on June 14, 2021:

Item 1.	To elect seven (7) directors to the Company’s Board to serve until the first annual meeting of stockholders to occur following the first date on which our Common Stock is listed or quoted on a national securities exchange or until their successors are elected and qualified (the “Election of Directors”);
Item 2.	To grant the Board discretionary authority to approve (in the event it is deemed advisable by our Board) an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation, to (i) effect a reverse stock split of our issued and outstanding shares of common stock, $0.00001 par value per share (the “Common Stock”), at a ratio to be determined in the discretion of our Board within a range of one (1) share of Common Stock for every two (2) to four (4) shares of Common Stock (the “Reverse Stock Split”) (A copy of the form of the Amendment is attached as Appendix A to this Information Statement); and
Item 3.	To ratify the appointment of KMJ Corbin & Company LLP. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 (collectively with the matters identified in Items 1 through 3 above, the “Corporate Actions”).

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the corporate plans of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and our Amended and Restated Certificate of Incorporation and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock and Class B Preferred, as of the Record Date are entitled to notice of the stockholder actions by written consent. This notice and the accompanying Information Statement are being mailed to our holders of Common Stock and Class B Preferred as of the Record Date.

This Notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

By Order of the Board of Directors

Very truly yours,

Steven King

President and Chief Executive Officer, Director

Mosaic ImmunoEngineering Inc.

1537 South Novato Blvd. #5, Novato, California 94947

(657) 208-0890

Information Statement Pursuant to Section 14c

of the Securities Exchange Act of 1934

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about June 25, 2021 to the holders of record (the “Stockholders”) at the close of business on June 18, 2021 (the “Record Date”) of (i) shares of common stock, $0.00001 par value per share (the “Common Stock”) and (ii) shares of Series B Convertible Voting Preferred Stock, $0.00001 par value per share (the “Series B Preferred”), of Mosaic ImmunoEngineering Inc., a Delaware corporation (the “Company,” “we,” “us”, “our” or “Mosaic”), in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (the “Majority Stockholders”):

Item 1.	To elect seven (7) directors to the Company’s Board to serve until the first annual meeting of stockholders to occur following the first date on which our Common Stock is listed or quoted on a national securities exchange or until their successors are elected and qualified (the “Election of Directors”);
Item 2.	To grant the Board discretionary authority to approve (in the event it is deemed advisable by our Board) an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation, to (i) effect a reverse stock split of our issued and outstanding shares of common stock, $0.00001 par value per share (the “Common Stock”), at a ratio to be determined in the discretion of our Board within a range of one (1) share of Common Stock for every two (2) to four (4) shares of Common Stock (the “Reverse Stock Split”) (A copy of the form of the Amendment is attached as Appendix A to this Information Statement); and
Item 3.	To ratify the appointment of KMJ Corbin & Company LLP. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 (collectively with the matters identified in Items 1 through 3 above, the “Corporate Actions”).

On June 10, 2021, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws.

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Required Vote

The Common Stock and Series B Preferred are the only classes of outstanding voting stock of the Company. As of June 14, 2021, there were 7,228,093 shares of Common Stock and 70,000 shares of Series B Convertible Voting Preferred Stock (“Series B Preferred”) issued and outstanding. On June 14, 2021, the following holders of shares of the Common Stock, representing 80% of the outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving the Corporate Actions:

Title of Class	Name of Beneficial Owner	Number of Shares of Common Stock held	Number of Votes that Voted in favor of the Corporate Actions	Percentage of the Voting Equity that Voted in favor of the Corporate Actions (1)
Common Stock, $0.00001 par value:
	Nicole Steinmetz, Ph.D.	1,641,252	1,641,252	20.444%
	Steven King	1,641,252	1,641,252	20.444%
	Paul Lytle	1,641,252	1,641,252	20.444%
	Steven Fiering, Ph.D.	570,870	570,870	7.112%
	Jonathan Pokorski, Ph.D.	570,870	570,870	7.112%
	Robert Garnick, Ph.D.	356,794	356,794	4.444%

	Total	6,422,290	6,422,290	80.00%

 _________________

(1)	Based on 8,030,879 shares of Common Stock entitled to vote, including the number of shares of Common Stock entitled to vote under the Series B Preferred, on an as-converted basis. Each share of the Series B Preferred; shall (a) convert into 11.46837 shares of Common Stock of the Company, (b) possess full voting rights, on an as-converted basis, as the Common Stock of the Company, (c) have no dividend rate, and (d) shall possess certain anti-dilution protections as defined in the Series B Certificate of Designations.

Since the Board and Majority Stockholders voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. We expect that each of the Corporate Actions, other than the Reverse Stock Split, will become effective no sooner than the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders (the “Effective Date”). The Reverse Stock Split, if implemented, will become effective upon the filing of an Amendment to the Amended and Restated Certificate with the Secretary of State of the State of Delaware. Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing an Issuer Company-Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of such action, as our failure to provide such notice could constitute fraud under Section 10 of the Exchange Act.

Record Date and Voting Securities

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of June 18, 2021 (“Record Date”), there were 7,228,093 shares of Common Stock, $0.00001 par value per share and 70,000 shares of Series B Preferred, $0.00001 par value per share, issued and outstanding. Our authorized securities consist of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Holders of our Common Stock are entitled to one vote per share. Holders of our Series B Preferred are entitled to 11.46837 votes per share, on an as-converted basis.

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Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Series B Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith. The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

Dissenters’ Rights

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

Interest of Certain Person in the Corporate Actions

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

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ITEM 1 – ELECTION OF DIRECTORS

Officers and Directors

Our Amended and Restated Bylaws provide that the number of directors on the Board shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Board.

On June 10, 2021, the majority of the Board approved that the number of directors be increased from six (6) to seven (7) and also recommended that stockholders elect the below nominees, and on June 14, 2021, the Majority Stockholders elected the below nominees to serve as directors, with such terms to begin on the Effective Date.

The following table sets forth the names, positions and ages of our directors and executive officers as of the Effective Date. Our directors are elected to serve until the first annual meeting of stockholders to occur following the first date on which our Common Stock is listed or quoted on a national securities exchange (“Trigger Date”) or until their successors are elected and qualified, subject, however, in each case to such director’s earlier death, resignation, disqualification or removal. Officers are elected by our Board and their terms of office are at the discretion of our Board.

Name	Age	Position and Term
Steven King	57	Director (since August 21, 2020), President and Chief Executive Officer (since August 31, 2020)
Robert A. Baffi, Ph.D.	66	Director (as of the Effective Date)
Gloria H. Felcyn	79	Director (since October 2002)
Robert Garnick, Ph.D.	71	Director (since August 21, 2020)
Carlton M. Johnson, Jr.	61	Director (since August 2001); former Interim Chief Executive Officer (April 1, 2019 to August 28, 2020) and Interim Chief Financial Officer (October 3, 2019 to August 28, 2020)
Paul Lytle	53	Director (since August 21, 2020), EVP, Chief Financial Officer, Corporate Secretary (since August 31, 2020)
Nicole Steinmetz, Ph.D.	41	Director (since August 21, 2020), acting Chief Scientific Officer (since August 31, 2020)

Director Qualifications

We believe that individuals who serve on our Board should possess the requisite education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for board members which are important to our business:

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Leadership Experience – We seek directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, diverse perspectives, and broad business insight to the Company. They demonstrate practical management experience, skills for managing change, and knowledge of industries, geographies and risk management strategies relevant to the Company;

•	Finance Experience – We believe that all directors should possess an understanding of finance and related reporting processes. We also seek directors who qualify as “audit committee financial experts” as defined in rules of the SEC for service on the Audit Committee; and
•	Industry Experience – We seek directors who have relevant industry experience including: existing and new technologies, new or expanding businesses and a deep understanding of the Company’s business environments.

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The biographical summaries set forth below contain certain information concerning the members of our Board of Directors and our executive officers as of the Effective Date, including principal occupation, business experience, other directorships, and director qualifications. There is no blood or other familial relationship between or among our directors or executive officer.

Biographical information concerning the directors and executive officers listed above is set forth below.

Steven King. Mr. King was nominated to serve as a director on August 21, 2020 and was appointed President and Chief Executive Officer on August 31, 2020. Mr. King has served as President and Chief Executive Officer of Peregrine Pharmaceuticals, Inc. (now known as Avid Bioservices, Inc.) (Nasdaq: CDMO) and its wholly-owned biomanufacturing subsidiary Avid Bioservices, Inc., for over 15 years, during which time the company advanced its lead compound through Phase III clinical development, while growing revenues to over $55 million. Prior to joining Peregrine, Mr. King was employed at Vascular Targeting Technologies, Inc., which was acquired by Peregrine in 1997. Mr. King served in a variety of executive roles at Peregrine, including Director of Research and Development (1997 to 2000), Vice President Technology and Product Development (2000 to 2002), Chief Operating Officer (2002 to 2003) and Chief Executive Officer (2003 to 2017). Mr. King served on the board of directors of Peregrine from 2003 until 2017. Mr. King previously worked at the University of Texas Southwestern Medical Center and is co-inventor on over 40 U.S. and foreign patents and patent applications in the vascular targeting agent field. Mr. King received his Bachelor’s and Master’s degrees from Texas Tech University in Cell and Molecular Biology.

The Board nominated Mr. King to serve as a director because of his extensive scientific understanding of technologies in development and expertise in developing and manufacturing biotechnology products, combined with the perspective and experience he brings from having served on the boards of public companies.

Robert A. Baffi, Ph.D. Dr. Baffi was nominated to serve as a director on June 10, 2021 and brings more than 35 years of biologics manufacturing experience. He has contributed to more than 25 regulatory submissions for product approvals in the United States, Europe and Japan, along with more than 50 regulatory submissions for investigational new drug testing. Dr. Baffi served as President of Global Manufacturing & Technical Operations at BioMarin Pharmaceutical Inc., where he spent 20 years in various capacities overseeing the manufacturing, process development, quality, analytical chemistry, logistics and engineering departments. Prior to BioMarin, Dr. Baffi worked for Genentech, Cooper BioMedical and Becton Dickinson Research Center. He currently serves on the board for the National Institute for Bioprocessing Research & Training (“NIBRT”) and Neurogene Inc. Dr. Baffi received a Ph.D., M. Phil and a B.S. in biochemistry from the City University of New York and an M.B.A. from Regis University.

The Board nominated Dr. Baffi to serve as a director because of his extensive experience and expertise in clinical and commercial manufacturing of novel biological products.

Gloria H. Felcyn.  Ms. Felcyn has served as a director of the Company since October 2002 and is currently the Chairman of the Audit Committee of the Board. Since 1982, Ms. Felcyn has been the principal in her own certified public accounting firm, during which time she represented major individual and corporate clients in Silicon Valley including Helmut Falk Sr, a major shareholder and early developer of Patriot Scientific Corporation. Following Mr. Falk’s death, Ms. Felcyn represented his estate and family trust as Executrix and Trustee of the Falk Estate and The Falk Trust. Prior to establishing her firm, Ms. Felcyn worked for the national accounting firm of Hurdman and Cranston from 1969 through 1970 and Price Waterhouse & Co. in San Francisco and New York City from 1970 through 1976, during which period she represented major Fortune 500 companies. Subsequent to that, Ms. Felcyn worked in the field of international tax planning with a major real estate syndication company in Los Angeles until 1982 when she decided to start her own CPA practice in Northern California. A major portion of Ms. Felcyn’s CPA practice was “Forensic Accounting”, which involves valuation of business entities and investigation of assets. Ms. Felcyn has testified as a Tax Expert in Tax Court and District Court, on behalf of her personal clients in addition to testifying on behalf of Patriot Scientific Corporation in US District Court. Ms. Felcyn has published tax articles for “The Tax Advisor” and co-authored a book published in 1982, “International Tax Planning”. On June 4, 2020, Ms. Felcyn retired from her public accounting practice.

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The Board nominated Ms. Felcyn to serve as a director and the chairperson of the Audit Committee in light of her extensive financial and accounting experience that she has obtained over her career.

Robert Garnick, Ph.D. Dr. Garnick was nominated to serve as a director on August 21, 2020. Dr Garnick holds a Ph.D.  in Natural Products / Organic Chemistry from Northeastern University in Boston. He was a Senior V.P.  of Regulatory, Quality and Compliance at Genentech when he left in 2008. Dr. Garnick started at Genentech in 1984 and was directly responsible for the approval of a number of biotechnology products including such blockbusters as Rituxan®, Herceptin® and Avastin®. Dr. Garnick left Genentech in 2008 and founded Lone Mountain Biotechnology and Medical Devices Inc., a consulting company. Dr Garnick was co-founder of Bioanalytix in Boston and an early investor in Stemcentrx in San Francisco. Dr. Garnick has extensive drug and biologics development experience and was a frequent lecturer on biotechnology products and processes.

The Board nominated Dr. Garnick to serve as a director because of his extensive drug development and commercialization experience with biotechnology products.

Carlton M. Johnson, Jr. Mr. Johnson has served as a director of the Company since 2001. From June 1996 through March 2013, Mr. Johnson served as in-house legal counsel for Roswell Capital Partners, LLC and related entities. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1988 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and a Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson served on the board of directors of Peregrine Pharmaceuticals, Inc (now known as Avid Bioservices, Inc.) (Nasdaq: CDMO) from 1999 through November 2017. From May 2009 to March 2012, Mr. Johnson served on the board of directors of Cryoport, Inc., a publicly held company providing cost-efficient frozen shipping to biopharmaceutical and biotechnology industries. From November 2009 to December 2011, Mr. Johnson served on the board of directors of ECOtality, Inc., a leader in clean electric transportation and storage technologies.

The Board nominated Mr. Johnson to serve as a director in light of the extensive public company finance and corporate governance experience that he has obtained through serving on the boards and audit committees of Peregrine Pharmaceuticals, Inc., Cryoport, Inc., and ECOtality, Inc.

Paul Lytle. Mr. Lytle was nominated to serve as a director on August 21, 2020, and was appointed Executive Vice President, Chief Financial Officer on August 31, 2020. Mr. Lytle has over 25 years of finance and accounting experience, including 21 years of public company experience and 19 years of CFO experience in the field of biotechnology and medical devices. Mr. Lytle served as Executive Vice President, Chief Financial Officer of Breathe Technologies, Inc. (“Breathe”), a private venture-backed medical device company with an approved portable ventilator, from September 2018 to December 2019. During this period, Mr. Lytle played a key role in preparing the company for a successful exit for investors and in September 2019, Breathe was acquired by Hillrom Holding, Inc. (NYSE: HRC) through a reverse merger. Prior to Breathe, Mr. Lytle served as Chief Financial Officer of Peregrine Pharmaceuticals, Inc. (now known as Avid Bioservices, Inc.) (Nasdaq: CDMO) and its wholly-owned biomanufacturing subsidiary Avid Bioservices, Inc., for 18 years, during which time the company advanced multiple products in oncology and infectious diseases, including its lead compound through Phase III clinical development, while starting and expanding its biomanufacturing business to over $55 million in revenue. Prior to joining Peregrine, Mr. Lytle was employed by Deloitte.

The Board nominated Mr. Lytle to serve as a director because of his extensive experience with public companies in the biotechnology field along with his experience with product development, corporate financing, mergers and acquisitions, and corporate governance.

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Nicole Steinmetz, Ph.D. Dr. Steinmetz was nominated to serve as a director on August 21, 2020, and as acting Chief Scientific Officer on August 31, 2020 as an independent contractor. Dr. Steinmetz is a full-time Professor of NanoEngineering at the University of California, San Diego (July 2018 - present), where she also serves as the Founding Director of the Center for Nano-ImmunoEngineering. Dr. Steinmetz started her independent career at Case Western Reserve University School of Medicine in the Department of Biomedical Engineering, where she was promoted through the ranks of Assistant Professor (October 2010), Associate Professor (July 2016), Full Professor (January 2018). Dr. Steinmetz trained at The Scripps Research Institute, La Jolla, CA where she was a NIH K99/R00 awardee and AHA post-doctoral fellow (2007-2010); she obtained her Ph.D. in Bionanotechnology from the University of East Anglia where she prepared her dissertation as a Marie Curie Early Stage Training Fellow at the John Innes Centre, Norwich, UK (2004-2007). Her early training was at the RWTH-Aachen University in Germany, where she obtained her Masters in Molecular Biotechnology (2001-2004) after completing her pre-Diploma from the Ruhr University Bochum, Germany (1998-2001). Dr. Steinmetz has authored more than 180 peer-reviewed journal articles (H Index 50), reviews, book chapters, and patents; she has authored and edited books on Virus-based nanotechnology. Research in the Steinmetz Lab is and has been funded through grants from federal agencies, including National Institute of Health, National Science Foundation (including an NSF CAREER), US Department of Agriculture, and Department of Energy, as well as private foundations, including Susan G. Komen Foundation, American Cancer Society, and American Heart Association. Over the past 10 years, Dr. Steinmetz has been awarded grants as Principal Investigator (“PI”) and Co-PI totaling over $41 million in total funding. Dr. Steinmetz is a standing member of the NIH Nanotechnology study section. She serves on the Editorial Board of Wiley Interdisciplinary Reviews (WIREs) on Nanomedicine and Nanobiotechnology; she serves on the Advisory Editorial Board for the ACS journal Molecular Pharmaceutics, ACS Nano and RSC Journal of Materials Chemistry B. Dr. Steinmetz has won many recognitions and awards; she was elected Fellow of the Royal Society of Chemistry and American Institute for Medical and Biological Engineering.

The Board nominated Dr. Steinmetz to serve as a director because of her extensive scientific understanding of technologies in development.

Corporate Governance

Meetings and Committees of the Board

We have three (3) standing committees of the Board, consisting of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Our committees operate under written charters adopted by the Board in November 2020, a copy of which is available on our website at www.mosaicie.com under the Corporate Governance section of our Investors page or by written request to the Company at Mosaic ImmunoEngineering Inc., 19881 Brookhurst Street, C-245, Huntington Beach, California 92646, Attention: Corporate Secretary.

Audit Committee

As of the Effective Date, the members of our audit committee will be Ms. Gloria Felcyn, Dr. Robert Garnick, and Dr. Robert Baffi. Ms. Felcyn is the chair of our audit committee and was deemed our audit committee “financial expert”, as that term is defined under the SEC rules, and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee will also:

•	elect and hire the independent registered public accounting firm to audit our financial statements;

•	help to ensure the independence and performance of the independent registered public accounting firm;

•	approve audit and non-audit services and fees;

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•	review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls, as applicable;

•	prepare the audit committee report that the SEC requires to be included in our annual report or proxy statement;

•	review reports and communications from the independent registered public accounting firm;

•	review the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	review our policies on risk assessment and risk management;

•	review related party transactions; and

•	establish and oversee procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

As of the Effective Date, the members of our compensation committee will be Ms. Gloria Felcyn and Dr. Robert Garnick. Dr. Garnick is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee will also:

•	oversee our overall compensation philosophy and compensation policies, plans, and benefit programs;

•	review and approve compensation for our executive officers and directors; and

•	administer our equity compensation plans.

Corporate Governance and Nominating Committee

As of the Effective Date, the members of our corporate governance and nominating committee will be Ms. Gloria Felcyn, Dr. Robert Garnick, and Dr. Robert Baffi. No chair has been appointed to our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee will:

•	identify, evaluate, and make recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	review developments in corporate governance practices;

•	evaluate the adequacy of our corporate governance practices and reporting; and

•	evaluate the performance of our board of directors and of individual directors.

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Meetings of the Board

Based on the brief history of the Company and the number of start-up activities, our Board held frequent telephonic meetings with the executive officers and management in lieu of formal Board meetings during the transition period ended December 31, 2020, and corporate actions were acted upon by unanimous written consent. During the transition period ended December 31, 2020, the full board acted ten (10) times by unanimous written consent in connection with general corporate matters and the compensation committee acted three (3) times by unanimous written consent in connection with executive compensation and policies. The corporate governance and nominating committee did not hold any meetings and did not act by unanimous written consent during the transition period ended December 31, 2020. The Audit Committee pre-approved all audit and audited related services and fees, reviewed all Company filings with the SEC, and was provided all required communications from our independent registered public accounting firm, although they did not hold any meetings during the transition period ended December 31, 2020.

Independent Directors

Under NASDAQ Marketplace Rule 5605(a)(2), a director will not be considered an “independent director” if, such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or board committee service) in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Dr. Baffi, Ms. Felcyn, Dr. Garnick, and Dr. Steinmetz are “independent directors” within the meaning of Nasdaq Marketplace Rule 5605(a)(2).

Certain Relationships

There are no family relationships between or among the Board or executive officers.

Annual Meeting Attendance

Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. We completed our reverse merger in August 2020 and did not hold an annual meeting of stockholders during the transition period ended December 31, 2020 or during the prior period ended May 31, 2020. We plan to hold our next annual meeting no later than one year after the end of our fiscal year in which the Trigger Date occurs.

Board Leadership Structure

In accordance with our Amended and Restated Bylaws (“Bylaws”), our Chief Executive Officer serves as the Chairman of the Board. The Board determined that in the best interest of the Company, the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer pursuant to the Bylaws. A combined structure will provide the Company with a single leader who represents the Company to our stockholders, regulators, business partners and other stakeholders. In addition, this structure will create efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas will also be prepared with the permitted input of the full Board allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company will benefit from this structure, and Mr. King’s continuation in the combined role of the Chairman and President and Chief Executive Officer is in the best interest of the stockholders.

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In addition, the Board does not currently have a lead independent director. The Board has determined that this structure is the most effective leadership structure for our Company at this time based on its size. In addition, our Audit, Compensation and Corporate Governance and Nominating Committees, which oversee critical matters such as our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each currently consist, and will consist after the Effective Date entirely of independent directors.

Board Risk Oversight

The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Corporate Governance and Nominating Committee will assist the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements. The full Board considers strategic risks and opportunities from the committees regarding risk oversight in their areas of responsibility, as necessary. We believe the Board leadership structure facilitates the division of risk management oversight responsibilities among the Board and its committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Compensation of Directors

Non-employee directors may receive cash compensation for serving as directors and may also receive equity grants from our Company. Employee directors do not receive any compensation for their services as directors.

The following table presents the total compensation each of our non-employee directors received during the transition period from June 1, 2020 through December 31, 2020. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors during the transition period from June 1, 2020 to December 31, 2020. Directors were not compensated for their services during the prior period March 30, 2020 (date of inception) to May 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)
Gloria H. Felcyn	–	86,087	–	86,087
Robert Garnick, Ph.D.	–	86,087	–	86,087
Carlton M. Johnson, Jr.	–	86,087	–	86,087
Nicole Steinmetz, Ph.D. (2)	20,000	–	–	20,000

(1)

Represents the grant date fair value of 26,087 restricted stock units (“RSU’s”) granted on December 16, 2020. Each RSU represents the right to receive one share of common stock upon vesting. The RSU’s were granted from the Company’s 2020 Omnibus Incentive Plan and will vest one year from the date of grant.

(2)	Dr. Steinmetz earns $5,000 per month in exchange for approximately one day of consulting services per week pursuant to her consulting agreement as an independent contractor. Pursuant to her consulting agreement, Dr. Steinmetz will initial be paid 15% of her monthly earned amount until the Company is able to raise at least $4 million in new funding. No amounts have been paid to Dr. Steinmetz as of December 31, 2020.

In addition, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us.

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Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at www.mosaicie.com under the Corporate Governance section of our Investors page. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

Director Legal Proceedings

During the past ten years, no director or executive officer has been involved in any legal proceedings that are material to an evaluation of their ability or integrity to become our director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish us with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during the transition period ended December 31, 2020.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to Mosaic ImmunoEngineering Inc., 19881 Brookhurst Street, C-245, Huntington Beach, California 92646, Attention: Board of Directors. The Corporate Secretary reviews and forwards correspondence to the appropriate director or group of directors for response.

Meetings of Independent Directors

The independent members of our Board of Directors have the ability of meeting in executive sessions without the presence of our management at any time. During the transition period from June 1, 2020 to December 31, 2020, our independent directors did not meet in executive sessions without the presence of any of our executive officers as all corporate actions were taken by unanimous written consent of the full Board. In accordance with NASDAQ Listing Rule 5605(b)(2), the Company plans to hold at least two (2) executive sessions during calendar year 2021 to encourage and enhance communication among independent directors, and perhaps more frequently as needed, in conjunction with regularly scheduled board meetings.

Related Party Transactions

Other than described under “Transactions with Directors, Executive Officers and Principal Stockholders” below, we have not entered into any transaction during the transition period ended December 31, 2020 in which any related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest.

We have established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. As set forth in the Code of Business Conduct and Ethics and the Audit Committee Charter, related party transactions are to be reviewed and approved by the Audit Committee. Generally, we enter into such transactions only on terms that we believe are at least as favorable to the Company as those that we could obtain from an unrelated third party.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 14, 2021, by: (i) each stockholder known to us to beneficially own more than 5% of our common stock; (ii) each stockholder known to us to beneficially own more than 5% of our Series B Convertible Voting Preferred Stock (“Series B Preferred”); (iii) each current director and executive officers as June 14, 2021 (including any individual who served as a principal executive officer or principal financial officer at any time during the transition period from June 1, 2020 to December 31, 2020; and (v) all current directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Under these rules, beneficial ownership includes (i) shares of common stock subject to any option or other right that are exercisable or convertible within 60 days of June 14, 2021, and shares of common stock that could be acquired through the conversion of our outstanding Series B Preferred, and (ii) shares of our Series B Preferred are each deemed beneficially owned and outstanding for computing the percentage ownership of the individual or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law. Unless otherwise noted below, each individual’s address is 19881 Brookhurst Street, C-245, Huntington Beach, California 92646.

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership (1)	Percent of Class (1)
Common Stock, $0.00001 par value:
	Nicole Steinmetz, Ph.D. (2)	2,212,122	30.60%
	Steven King	1,641,252	22.71%
	Paul Lytle	1,641,252	22.71%
	Case Western Reserve University	802,786	10.00%
	Steven Fiering, Ph.D.	570,870	7.90%
	Robert Garnick, Ph.D.	356,794	4.94%
	Gloria H. Felcyn	1,904	*
	Carlton M. Johnson, Jr.	1,050	*

	All officers and directors as a group	5,854,374	80.99%
	(six individuals in total)

Series B Preferred, $0.00001 par value:
	Case Western Reserve University 10900 Euclid Avenue Adelbert Hall, Suite 4 Cleveland, OH 44106-7014	70,000	100.0%

 __________________

* Represents less than 1%
(1)	Applicable percentage ownership of common stock computed on the basis of 7,228,093 shares of common stock outstanding at June 14, 2021, plus (i) shares of our common stock that could be acquired within 60 days of June 14, 2021 upon the vesting of stock awards and (ii) shares of our common stock that could be acquired upon conversion of shares of our Series B Preferred. As of June 14, 2021, there were 70,000 shares of our Series B Preferred issued and outstanding. Each share of the Series B Preferred; shall (a) convert into 11.46837 shares of common stock of the Company, (b) possess full voting rights, on an as-converted basis, as the common stock of the Company, (c) have no dividend rate, and (d) possess certain anti-dilution protections as defined in the Series B Certificate of Designations.
(2)	Includes 570,870 shares of common stock held by spouse.

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Transactions with Directors, Executive Officers and Principal Stockholders

There were no transactions, or series of transactions during the period June 1, 2020 to December 31, 2020 or March 30, 2020 (date of inception) to May 31, 2020, nor are there any currently proposed transactions, or series of transactions, to which we are a party, in which the amount exceeds $120,000, and in which to our knowledge any director, executive officer, nominee, five percent or greater stockholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest. Notwithstanding the foregoing, on April 29, 2021, the Company and Dr. Steinmetz, as an independent contractor, entered into a consulting agreement whereby Dr. Steinmetz will be paid $5,000 per month in exchange for approximately four days of consulting services per month retroactive to September 1, 2020. In addition, during April 2021, we entered into separate consulting agreements with Dr. Steinmetz spouse and Dr. Steven Fiering in the amount of $2,500 per month in exchange for approximately 20 hours of consulting services per month retroactive to September 1, 2020. Pursuant to the consulting agreements, Dr. Steinmetz, her spouse, and Dr. Fiering are to be initially paid 15% of their monthly amounts up and until the Company is able to raise at least $4 million in new funding. No amounts have been paid to Dr. Steinmetz, her spouse, or Dr. Fiering as of May 31, 2021.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of the named executive officers for the period June 1, 2020 to December 31, 2020 (referred to as “12/2020” in the below table) and the prior fiscal year ended May 31, 2020 (referred to as “5/2020” in the below table).

Summary Compensation Table

Name and Principal Position	Year		Salary ($)		Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total Compensation ($)
Steven King, President and Chief	12/2020		$85,577	(1)	$–	$358,700	(2)	$3,676	(3)	$447,953
Executive Officer (“CEO”)	5/2020	(4)	$–		$–	$–		$–		$–
Paul Lytle, EVP, Chief Financial	12/2020		$85,577	(1)	$–	$264,541	(2)	$9,438	(3)	$359,556
Officer (“CFO”)	5/2020	(4)	$–		$–	$–		$–		$–
Carlton M. Johnson, Jr., former interim	12/2020		$30,600		$–	$86,087	(6)	$2,478	(7)	$119,165
CEO (April 1, 2019 to August 28, 2020), former interim CFO (October 3, 2019 to August 28, 2020)	5/2020		$122,400		$–	$–		$9,912	(7)	$132,312
Clifford Flowers, former CFO (resigned	5/2020		$150,229	(9)	$–	$–		$330,640	(10)	$480,869
effective September 30, 2019)

(1)	Represents base salary payable in cash for the period August 31, 2020 (date of hire) to December 31, 2020. Of such amount, Mr. King and Mr. Lytle have agreed to defer 85% of their base salary payable in cash until such time that the Company is able to raise at least $4 million in new funding.

(2)	Represents the aggregate grant date fair value of restricted stock units (“RSUs”) computed in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by each named executive officer. The grant date fair values of RSU awards are based on the closing price of the Company’s common stock on the date of grant.

(3)	Represents the cost of benefits paid on behalf of the named executive officer for health, dental, and vision benefits.

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(4)	Private Mosaic paid no compensation for the period March 30, 2020 (date of inception) to May 31, 2020.

(5)	Represents Mr. Johnson’s compensation paid for the period June 1, 2020 to August 28, 2020 (date of resignation). Of such amount, $2,354 was paid for the period August 21, 2020 (Closing Date of Reverse Merger) to August 28, 2020.

(6)	Represents the fair value of RSU’s granted for director fees, as further described above under “Director Compensation”.

(7)	Represents the reimbursement of medical benefits paid directly to Mr. Johnson. No amounts were reimbursed to Mr. Johnson after the Closing Date of the Reverse Merger.

(8)	Represents Mr. Johnson’s annual compensation for the fiscal year ended May 31, 2020.

(9)	Represents annual salary compensation through September 30, 2019, the effective date of Mr. Flower’s resignation.

(10)	Includes severance costs of $327,750, in accordance with the terms of Mr. Flower’s employment agreement.

Outstanding Equity Awards

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our named executive officers as of December 31, 2020:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Steven King	12/16/2020(1)	–	–	–	–	65,218	211,959
	12/16/2020(2)	–	–	–	–	43,479	141,307
Paul Lytle	12/16/2020(1)	–	–	–	–	42,392	137,774
	12/16/2020(2)	–	–	–	–	37,772	122,759
Carlton Johnson	12/16/2020(3)	–	–	–	–	26,087	84,783

______________

(1)	RSU award will vest 100% on August 31, 2021, subject to the named executive officer’s continued service with us through the applicable vesting date.
(2)	RSU award will vest 100% on August 31, 2022, subject to the named executive officer’s continued service with us through the applicable vesting date.
(3)	RSU award will vest 100% on December 16, 2021, subject to the named executive officer’s continued service with us through the applicable vesting date.
(4)	Market value is calculated based on the closing price of our common stock of $3.25 per share on December 31, 2020, times the number of shares subject to the RSU award. Each RSU represents the contingent right to receive, upon vesting, one share of our common stock.

As of May 31, 2020, there are no outstanding equity awards.

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ITEM 2 – DISCRETIONARY AUTHORITY TO IMPLEMENT A Reverse Stock Split

General

The Board has adopted and the Majority Stockholders have approved an amendment to our Amended and Restated Articles of Incorporation (“Amendment”) (in the event it is deemed advisable by the Board) to effect a Reverse Stock Split of our issued and outstanding shares of Common Stock at a ratio to be determined in the discretion of our Board and publicly announced prior to the effectiveness of any Reverse Stock Split within the range of one (1) share of our Common Stock for every two (2) to four (4) shares of our Common Stock (A copy of the form of the Amendment is attached as Appendix A to this Information Statement).

If the Amendment is filed with the Secretary of State of the State of Delaware, the Amendment will effect the Reverse Stock Split by reducing the outstanding number of shares of our Common Stock by the ratio to be determined by the Board and publicly announced prior to the effectiveness of any Reverse Stock Split. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of mailing of this Information Statement, the Board will once again seek shareholder approval before implementing any Reverse Stock Split after that time.

Pursuant to the Amendment, any whole number of outstanding shares, between and including two and four, would be combined into one share of Common Stock and authorize the Board to file such Amendment, as determined by the Board in the manner described herein. The Board may also elect not to effect any Reverse Stock Split and consequently not to file the Amendment. The Board believes that the Amendment granting our Board this discretion, rather than approval of a specified exchange ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock. Although the Majority Stockholders have approved the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

The Amendment to effect the Reverse Stock Split will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of the Common Stock or Preferred Stock. Therefore, depending upon the Reverse Stock Split ratio after effecting the Reverse Stock Split, we may have a significant number of unissued shares remaining available for issuance. As of the date of this Information Statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split other than (i) upon exercise of our currently outstanding restricted stock units (“RSUs”) and shares reserved for issuance under our 2020 Omnibus Incentive Plan, (ii) upon conversion of the Series B Preferred, (iii) upon conversion of our currently outstanding convertible notes and (iv) upon any financing in connection with the potential up-listing of our Common Stock to the Nasdaq Stock Market.

Purpose and Background of the Reverse Stock Split

The Board believes that listing our Common Stock on the Nasdaq Stock Market will increase the liquidity of our Common Stock by providing us with a market for the Common Stock that is more accessible than if our Common Stock were to continue to trade on the OTCQB or on the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Stock Market. Among other factors, trading on the Nasdaq Stock Market may increase liquidity and potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, such a listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our Common Stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in the Company more favorably if our shares qualify for listing on the Nasdaq Stock Market as compared with the OTC markets. The Board has also determined that the consummation of the Reverse Stock Split may be necessary to achieve compliance with the listing requirements of the Nasdaq Stock Market.

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The Board also believes that the current low per share market price of our Common Stock has a negative effect on the marketability of the Company’s existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of Mosaic’s Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for our Common Stock, which may help to alleviate some of these problems.

We expect that a Reverse Stock Split of our Common Stock will increase the market price of the Common Stock so that we are able to obtain compliance with the initial listing minimum bid price listing standard of the Nasdaq Stock Market. However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board believes this increase will aid us in obtaining our listing on the Nasdaq Stock Market and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS INFORMATION STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS AND CONVERSION PRICES, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Board Discretion to Implement the Reverse Stock Split

If the Board believes that a Reverse Stock Split is in the best interests of Mosaic and its stockholders, it will consider certain factors in selecting the specific stock split ratio, including prevailing market conditions, the trading price of the Common Stock and the steps that we will need to take in order to meet the initial listing bid price requirement and other listing regulations of the Nasdaq Stock Market. Based in part on the price of the Common Stock on the days leading up to the filing of the Amendment effecting the Reverse Stock Split, the Board will determine the ratio of the Reverse Stock Split, in the range of 1-for-2 to 1-for-4, that, in the judgment of the Board, is the reverse split ratio most likely to allow us to achieve and maintain compliance with the minimum bid price per share requirement for initial listing on the Nasdaq Stock Market for the longest period of time, while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split within the limits set forth herein.

The Board may, in its sole discretion, abandon the proposed Amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split prior to the one year anniversary of the commencement of the mailing of this Information Statement. If the Board fails to implement the Amendment prior to such one-year anniversary, stockholder approval would again be required prior to implementing any Reverse Stock Split.

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Principal Effects of the Reverse Stock Split

If the Board believes that a Reverse Stock Split is in the best interests of Mosaic and its stockholders, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the stock split ratio will be the same for all issued and outstanding shares of Common Stock and preferred stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Mosaic, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

In addition, the par value of our Common Stock and preferred stock will not change as a result of any Reverse Stock Split. However, the number of outstanding shares of Common Stock and shares convertible into Common Stock will be reduced. Immediately following the effectiveness of any Reverse Stock Split, the following table reflects the changes in our capital structure assuming a 1-for-2, 1-for-3, or 1-for-4 Reverse Stock Split ratio, including the conversion of Series B Preferred, following the Reverse Stock Split (without adjustments for fractional shares).

Reverse Stock Split Ratio	Shares of Common Stock Issued and Outstanding	Series B Preferred (1)	Shares of Common Stock to Be Issued Upon Conversion of Series B Preferred (1)	Fully Diluted Shares of Common Stock Outstanding, on an as-converted basis (2)

No split (Pre Reverse Stock Split)	7,228,093	70,000	802,786	8,030,879

1-for-2 Reverse Stock Split	3,614,047	70,000	401,393	4,015,440

1-for-3 Reverse Stock Split	2,409,365	70,000	267,596	2,676,961

1-for-4 Reverse Stock Split	1,807,024	70,000	200,697	2,007,721

_________________

(1)	Prior to any Reverse Stock Split, each share of the Series B Preferred shall convert into 11.46837 shares of Common Stock of the Company, possess full voting rights and includes certain anti-dilution protections as defined in the Series B Certificate of Designations prior to the effective date of the Reverse Stock Split. On the effective date of any Reverse Stock Split, each Series B Preferred shall convert into either 5.734186 (1-for-2 ratio), 3.8228 (1-for-3 ratio), or 2.8671 (1-for-4 ratio) shares of Common Stock of the Company.

(2)	Fully diluted shares excludes 802,785 shares of Common Stock reserved for issuance under the Company’s 2020 Omnibus Incentive Plan, which number of shares would be reduced proportionately by the Reverse Stock Split ratio, if effected.

The Reverse Stock Split will affect all of our common and preferred stockholders uniformly and will not immediately affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. However, stockholders should recognize that they will own fewer numbers of shares than they presently own, with such number of shares dependent on the specific ratio for the Reverse Stock Split as described above.

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Our Common Stock is currently registered under the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. However, it is anticipated that the CUSIP number for our Common Stock will change in connection with the Reverse Stock Split.

In deciding whether to implement the Reverse Stock Split and the specific Reverse Stock Split ratio to be used, the Board will consider primarily the satisfaction of the Nasdaq Stock Market initial listing requirements, as described above under the heading “Purpose and Background of the Reverse Stock Split.” It may also consider, among other things: (i) the market price of the Common Stock at the time of the Reverse Stock Split; (ii) the number of shares that will be outstanding after the Reverse Stock Split; (iii) the stockholders’ equity at such time; (iv) the shares of Common Stock available for issuance in the future; (v) the liquidity of the Common Stock in the market and the improved liquidity that may result; and (vi) the nature of Mosaic’s operations. The Board maintains the right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that Mosaic will be able to satisfy the initial listing requirements of the Nasdaq Stock Market without implementing the Reverse Stock Split or if it is otherwise no longer in the best interests of the Company. The Board will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split.

Effect of the Reverse Stock Split on Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Stock Split to the conversion number of the Series B Preferred of 11.46837 shares of Common Stock for each share of Series B Preferred, as defined in the Certificates of Designation. Upon the effective date of any Reverse Stock Split, the conversion number of the Series B Preferred will be proportionately decreased by dividing the original conversion number of 11.46837 by either two, three, or four, depending on the Reverse Stock Split ratio of 1-for-2, 1-for-3, or 1-for-4, respectively.

The Reverse Stock Split will reduce the number of shares of common stock available for issuance under our equity plan and agreements in proportion to the Reverse Stock Split ratio. Under the terms of our outstanding equity awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon vesting of such awards in proportion to the Reverse Stock Split ratio which is ultimately approved by our Board. The number of shares authorized for future issuance under our 2020 Omnibus Incentive Plan will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of RSUs will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and
●	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be two (2) to four (4) times, as applicable, the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

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The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we aim that the Reverse Stock Split will be sufficient to obtain our listing on the Nasdaq Stock Market, it is possible that, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds the required price per share, another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the Common Stock on the Nasdaq Stock Market.

In addition, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Potential Anti-takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the actions discussed herein, that may be used as an anti-takeover mechanism. The Reverse Stock Split, if effected, may result in a significant increase in the number of authorized but unissued shares of our Common Stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by the Company to oppose changes in control of Mosaic and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, the Reverse Stock Split shall be processed on a certificate-by-certificate basis, whereby, the Company will round up to the next whole share any stock certificate to the extent such stock certificate would be less than one whole share of Common Stock or greater as a result of the Reverse Stock Split.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Board believes that a Reverse Stock Split is in the best interests of Mosaic and its stockholders, the Board will determine the ratio, within the range approved by our majority stockholders, of the Reverse Stock Split to be implemented and will publicly announce the selected ratio for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split. The Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate effective time for the Reverse Stock Split, which will be no earlier than the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders of Record and following the 10-day notice of this Reverse Stock Split with Financial Industry Regulatory Authority (“FINRA”) under Rule 10b-17 promulgated by the Securities and Exchange Commission (the “SEC”). The Board may delay effecting the Reverse Stock Split without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the effective date set forth in the Amendment. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon any Reverse Stock Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to process the Reverse Stock Split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Certificated Shares

Stockholders should not destroy any stock certificate(s) and should not submit any certificates until requested to do so.

Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares by our transfer agent. Stockholders are not required to replace their pre-split certificates for post-split certificates.

Accounting Matters

The Reverse Stock Split, if effectuated, will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split, if effectuated, does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in section 7701(a) (30) of the Code, broker-dealers and tax-exempt entities. This summary is based on the Code, the Treasury regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the IRS, all of which are subject to change, possibly with retroactive effect. This summary addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the post-reverse stock split shares as capital assets.

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Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

•	the Reverse Stock Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

•	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split;

•	the aggregate basis of a Stockholder’s pre-reverse stock split shares will become the aggregate basis of the post-reverse stock split shares held by such stockholder immediately after the Reverse Stock Split; and

•	the holding period of the post-reverse stock split shares will include the Stockholder’s holding period for the pre-reverse stock split shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our Common Stock.

ACCORDINGLY, HOLDERS OF COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS, AND ALSO AS TO ANY ESTATE OR GIFT TAX CONSIDERATIONS.

ITEM 3 – RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP

KMJ Corbin & Company LLP has served as our independent auditors and accountants since November 23, 2005. Since November 23, 2005, there were no disagreements between us and KMJ Corbin & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that KMJ Corbin & Company LLP be re-appointed for the year ending December 31, 2021.

The Majority Stockholders ratified the Board’s appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee of the Board has appointed KMJ Corbin & Company LLP, certified public accountants to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Stockholder ratification of the selection of KMJ Corbin & Company LLP as our independent auditors is not required by the bylaws or otherwise. However, the Board submitted the selection of KMJ Corbin & Company LLP for written consent to the Majority Stockholders for ratification as a matter of corporate practice. The Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Independent Registered Public Accounting Firm Fees

Each audit, non-audit and tax service that is approved by the Audit Committee will be reflected in a written engagement letter or in writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by one of our officers authorized by the Audit Committee to sign on our behalf. The Audit Committee has approved all audit, audit-related and tax fees listed below.

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The following table presents fees for professional services rendered by KMJ Corbin & Company LLP for the audit of the Company’s consolidated financial statements for the seven months ended December 31, 2020 and for the period March 30, 2020 (date of inception) to May 31, 2020 and fees billed for other services rendered by KMJ Corbin & Company LLP for those periods.

	Period Ended December 31, 2020	Period March 30, 2020 (date of inception) to May 31, 2020
Audit fees(1)	$33,750	$8,250
Audit-related fees(2)	–	–
Tax fees(3)	3,558	–
All other fees(4)	–	235
Total fees	$37,308	$8,485

________________

(1)	Audit fees pertain to the aggregate fees by our principal accountants for professional services rendered for the audit of our annual consolidated financial statements, and reviews of quarterly consolidated financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings, such as registration statements on Form S-3.
(2)	This category of services would include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not incur any fees in this category for the periods ended December 31, 2020 and May 31, 2020.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.
(4)	Additional fees pertain to costs of background checks of the new executive officers for the period March 30, 2020 to May 31, 2020. Our principal accountants billed no additional fees for the period ended December 31, 2020.

In addition, KMJ Corbin & Company LLP, our independent auditor, may not provide any services to our officers or Audit Committee members, including financial counseling or tax services.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditor. The Audit Committee pre-approves all audit services and non-audit services to be provided by the independent auditor and has approved 100% of the audit, audit-related and tax fees. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting for ratification.

Each audit, non-audit and tax service that is approved by the Audit Committee will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be approved by either a member of the Audit Committee or by one of our officers authorized by the Audit Committee to sign on our behalf.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent auditor.

In addition, our independent auditor may not provide any services to our officers or Audit Committee members, including financial counseling or tax services.

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Report of the Audit Committee of the Board of Directors (*)

Each year, the Board of Directors appoints an Audit Committee to review the Company’s financial matters. We operate pursuant to a written Audit Committee Charter adopted by the Board of Directors. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Marketplace Rules as currently in effect. As part of our oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and KMJ Corbin & Company LLP all annual and quarterly financial statements prior to their issuance. In addition, our responsibilities include recommending to the Board an accounting firm to be hired as the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board that the Company’s financial statements be included in its Annual Report. We have taken the following steps in making our recommendation that the Company’s financial statements be included in its Annual Report:

(1)	The Audit Committee discussed with KMJ Corbin & Company LLP, the Company’s independent registered public accounting firm, for the transition period ended December 31, 2020, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

(2)	The Audit Committee discussed with KMJ Corbin & Company LLP, its independence and received from KMJ Corbin & Company LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

(3)	The Audit Committee reviewed and discussed with the Company’s management and KMJ Corbin & Company LLP, the Company’s audited consolidated balance sheet at December 31, 2020, and consolidated statements of operations, cash flows and stockholders’ equity for the transition period ended December 31, 2020.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report for the transition period ended December 31, 2020. The Audit Committee also recommended to the Board the selection of KMJ Corbin & Company LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Gloria H. Felcyn, Chair of the Audit Committee

*  The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

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We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Mosaic ImmunoEngineering Inc., 19881 Brookhurst Street, C-245, Huntington Beach, California 92646.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS PROVIDED TO THE HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK OF THE COMPANY AS OF THE RECORD DATE ONLY FOR INFORMATIONAL PURPOSES IN CONNECTION WITH CORPORATE ACTIONS PURSUANT TO AND IN ACCORDANCE WITH RULE 14C-2 OF THE EXCHANGE ACT. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated June 25, 2021

By Order of the Board of Directors

Steven King

Director, President and Chief Executive Officer

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Appendix A

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MOSAIC IMMUNOENGINEERING INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

Mosaic ImmunoEngineering Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: Contingent and effective upon the filing of this Amended No. 1 to the Amended and Restated Certificate of Incorporation (“Amendment No. 1), every [ ● ] outstanding shares of Common Stock, which are outstanding on [Month] [Day], 202_, will be combined into and automatically, without any further action by the Corporation or the stockholders thereof, become one (1) outstanding share of Common Stock of the Corporation without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Stock Split. Rather, the Reverse Stock Split shall be processed on a certificate-by-certificate basis, whereby, the Corporation will round up to the next whole share any stock certificate to the extent such stock certificate would be less than one whole share of Common Stock or greater as a result of the Reverse Stock Split.

SECOND: The Reverse Stock Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Stock Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Stock Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

THIRD:  This Amendment No. 1 was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions in accordance with the provisions of Section 141(b) of the DGCL, setting forth and declaring advisable this Amendment No. 1 and directed that the proposed amendments be considered by the majority stockholders of the Company. A unanimous written consent of the majority stockholders approving the filing of this Certificate of Amendment was adopted in accordance with Section 228 of the DGCL on June 14, 2021.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed this Amendment No. 1.

MOSAIC IMMUNOENGINEERING INC.

By:

Paul Lytle

EVP, Chief Financial Officer and Corporate Secretary

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